UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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SPECTRUM PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Stockholders,

      Enclosed please find the proxy materials for the 2005 Annual Meeting of Stockholders to be held on Friday, June 10, 2005 at 1:30 p.m, PDT. We hope that you will be able to attend this year’s meeting, which will be held at our office located at 157 Technology Drive, Irvine, California, 92618.

      I am proud to report that we had another successful year in the transformation of our company, which was set in motion in late 2002.

      At this meeting, stockholders are being asked to elect the directors who will guide the Company over the next twelve months as we build on the accomplishments of the last two years, and increase the momentum of advancing clinical development of our drug products and building a diversified product portfolio.

      I encourage you to vote for our director nominees, as nominated for election by our Nominating and Corporate Governance Committee. We believe that each nominee has previously demonstrated the dedication, professional experience and independence necessary to fulfill their fiduciary duty to our stockholders.

      Your vote is very important. I encourage you to sign and return your proxy card, so that your shares of stock will be represented and voted at the meeting even if you cannot attend.

      Please contact Shyam Kumaria, Vice President, Finance, Spectrum Pharmaceuticals, Inc., 157 Technology Drive, Irvine, CA 92618, if you have any questions about these proposals.

      Thank you for your consideration and support, and I hope to see you at this year’s meeting.

Sincerely,

RAJESH C. SHROTRIYA, M.D.
Chairman of the Board, Chief Executive
Officer and President

157 Technology Drive
Irvine, CA 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 10, 2005

To our Stockholders:

      The 2005 Annual Meeting of Stockholders of Spectrum Pharmaceuticals, Inc. (the “Company”) will be held at the Company’s corporate office located at 157 Technology Drive, Irvine, California, 92618, on Friday, June 10, 2005, beginning at 1:30 p.m., PDT. At the Annual Meeting, the holders of the Company’s outstanding voting securities will act on the following matters:

      (1) Election of five directors, each for a term of one year; and

      (2) Transact such other business as may properly come before the meeting.

      All holders of record of shares of Spectrum Pharmaceuticals, Inc. Common Stock (NASDAQ: SPPI), Series D 8% Cumulative Convertible Voting Preferred Stock and Series E Convertible Voting Preferred Stock at the close of business on Monday, April 18, 2005, are entitled to vote at the 2005 Annual Meeting and any postponements or adjournments of the 2005 Annual Meeting.

      Please note that registration will begin at 1:00 p.m., and seating will begin immediately thereafter. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. It is important that your shares be represented; therefore, even if you presently plan to attend the Annual Meeting, PLEASE COMPLETE, SIGN AND DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

Very truly yours,

RAJESH C. SHROTRIYA, M.D.
Chairman of the Board, Chief Executive Officer
and President

April 29, 2005

Irvine, California

157 Technology Drive
Irvine, California 92618

PROXY STATEMENT

       This proxy statement contains information related to the 2005 Annual Meeting of Stockholders of Spectrum Pharmaceuticals, Inc. (the “Company,” “Spectrum,” “we” or “us”) to be held on Friday, June 10, 2005, beginning at 1:30 p.m., PDT, at our corporate office located at 157 Technology Drive, Irvine, California, 92618, and at any postponements or adjournments thereof. This proxy statement and the accompanying proxy is first being mailed to our stockholders on or about May 20, 2005.

QUESTIONS AND ANSWERS ABOUT THE 2005 ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

      At our Annual Meeting, stockholders will act upon the matters outlined in the notice of Annual Meeting on the cover page of this proxy statement, including the election of five directors, each for a term of one year. In addition, following the Annual Meeting, management will report on the performance of the Company during fiscal 2004 and respond to questions from stockholders.

Who is entitled to vote at the Annual Meeting?

      Only stockholders of record at the close of business on April 18, 2005, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting and, for any purpose germane to the Annual Meeting, at the principal business office of the Company, 157 Technology Drive, Irvine, California, 92618, for a period of ten days prior to the Annual Meeting.

How many shares of the Company’s Common Stock and Preferred Stock are outstanding and what are the voting rights of the holders of those shares?

      On April 18, 2005, the record date for the Annual Meeting, 15,352,949 shares of the Company’s common stock (the “Common Stock”), 157 shares of the Company’s Series D 8% Cumulative Convertible Voting Preferred Stock (the “Series D Preferred Stock”) and 291 shares of the Company’s Series E Convertible Voting Preferred Stock (the “Series E Preferred Stock”) (the Series D Preferred Stock and Series E Preferred Stock together, the “Preferred Stock”) were outstanding. Each of the holders of the outstanding shares of the Common Stock will be entitled to one vote on each matter for each share of Common Stock held. Each of the holders of the Preferred Stock has full voting rights and powers equal to the voting rights and powers of holders of Common Stock and shall be entitled to vote with respect to any question upon which holders of Common Stock have the right to vote, voting together with the holders of Common Stock as one class. Each holder of the Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted on the record date at the then current conversion value as determined pursuant to the Certificate of Designations, Rights and Preferences of the Series D and Series E Preferred Stock (“Certificate of Designations”), which results in 4,255 votes per share of Series D Preferred Stock and 2,000 votes per share of Series E Preferred Stock on

April 18, 2005. However, pursuant to the Certificate of Designations, the maximum number of votes that each holder, or group of holders as defined in Section 13D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of shares of Preferred Stock shall be entitled to shall not exceed 4.95% of the total number of shares of Common Stock then outstanding. Therefore, the holders of the Series D Preferred Stock shall have a total of 336,170 votes and the holders of the Series E Preferred Stock shall have a total of 342,000 votes on each matter at the Annual Meeting, for a total of 16,031,119 votes that may be cast by all stockholders at the Annual Meeting.

Who can attend the Annual Meeting?

      All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Registration will begin at 1:00 p.m., and seating will begin immediately thereafter. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

What constitutes a quorum?

      The presence at the Annual Meeting of the holders of a majority of the outstanding shares of the Common Stock and the number of shares of Common Stock for which the holders of the shares of Preferred Stock have voting rights, present in person or by proxy and entitled to vote, will constitute a quorum, permitting the Annual Meeting to conduct its business. Proxies marked “withheld” as to any director nominee or “abstain” as to a particular proposal and broker non-votes (as defined below) are counted by the Company for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business.

How do I vote?

      If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder (that is, if you hold your stock in certificate form or otherwise directly and not through a broker or other nominee) and attend the Annual Meeting, you may deliver your completed proxy card in person. We encourage you, however, to submit the enclosed proxy card in advance of the Annual Meeting. In addition, ballots will be available for registered stockholders to vote in person at the Annual Meeting. Stockholders who hold their shares in “street name” may vote in person at the Annual Meeting only by obtaining a proxy form from the broker or other nominee that holds their shares.

Can I vote by telephone or electronically?

      If you are a registered stockholder you may not vote by telephone or electronically since we do not have that capability. If your shares are held in “street name,” i.e., by a broker or other nominee please check the voting instruction card you received from your broker or nominee or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically and what deadlines may apply to your ability to vote your shares by telephone or electronically.

Can I change my vote after I return my proxy card?

      Yes. As a registered stockholder, you may change your vote at any time before the proxy is voted at the Annual Meeting by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request that your proxy be suspended, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy. If your shares are held in “street name,” please check the voting instruction card you received from your broker or nominee or contact your broker or nominee to determine how to change your vote.

What are the Board’s recommendations?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	FOR election of the five director nominees, each for a term of one year (see Proposal 1).

      With respect to other business that may properly come before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve the Proposal?

      The director nominees receiving the highest number of affirmative votes cast, in person or by proxy, at the Annual Meeting, up to the number of directors to be elected at the Annual Meeting (five directors), will be elected as directors. Accordingly, abstentions will have no effect in determining which directors receive the highest number of votes. The election of directors is a matter on which a broker or other nominee has discretionary voting authority. Accordingly, no broker non-votes will result from this proposal.

STOCK OWNERSHIP

      Based on information provided to us by the holders, the following table shows the amount of our Preferred Stock and Common Stock beneficially owned on April 18, 2005 (unless otherwise indicated) by holders of more than 5% of the outstanding shares of any class of our voting securities. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting and investment power with respect to securities, unless footnoted to the contrary.

			Common
			Shares and
	Preferred	Percent of	Common	Percent of	Percent of
	Shares	Preferred	Equivalents	Common	Shares Eligible
Name and Address	Beneficially	Stock	Beneficially	Shares	to Vote on
of Beneficial Owner	Owned(1)	Outstanding(2)	Owned(3)	Outstanding(3)	April 18, 2004(4)

North Sound Capital LLC(5)(6)(7)(8)	198	44.2%	3,839,757	23.2%	7.2%
53 Forest Avenue, Suite 202
Old Greenwich, CT 06870
Omicron Capital, L.P.(5)(6)(7)(9)	150	33.5%	716,314	4.5%	1.9%
650 Fifth Avenue
New York, NY 10019
Raj Rajaratnam(7)(10)	0	0.0%	868,904	5.6%	4.2%
c/o Galleon Management, L.P.
135 E. 57th Street, 16th Floor
New York, NY 10022
SDS Management, LLC(5)(7)(11)	79	17.6%	1,610,733	9.6%	3.8%
c/o SDS Capital Group SPC Ltd.
53 Forest Avenue, Suite 203
Old Greenwich, CT 06870
Xmark Fund, Ltd.(5)(7)(12)	0	0.0%	1,666,490	10.7%	7.0%
301 Tresser Blvd., Suite 1320
Stamford, CT 06901

(1)	The amount includes the combined number of shares of both our Series D Preferred Stock and our Series E Preferred Stock owned by the entity as of April 18, 2005. There are no outstanding shares of any other series of our Preferred Stock.

(2)	Represents the percentage of the combined number of outstanding shares of both our Series D and Series E Preferred Stock.

(3)	Shares of Common Stock owned as of April 18, 2005 and shares of Common Stock subject to Preferred Stock, call options and warrants currently convertible or exercisable, or convertible or exercisable within 60 days of April 18, 2005, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person. Share numbers and percentages for each stockholder include all such shares of common stock that may be acquired through the conversion or exercise of convertible preferred stock, warrants or options held by such stockholder without regard to the limitations described in footnotes (4), (5), (6) and (7) below. On April 18, 2005, each share of Series D Preferred Stock was convertible into approximately 4,255 shares of our Common Stock and each share of Series E Preferred Stock was convertible into approximately 2,000 shares of our Common Stock.

(4)	Reflects actual voting percentage. Each holder of the Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted on the record date at the then current conversion value as determined pursuant to the Certificates of Designations, Rights and Preferences of the Preferred Stock. However, pursuant to the terms of the Certificates of Designations, the maximum number of votes that each holder of shares of Preferred Stock shall be entitled to shall not exceed 4.95% of the total number of shares of Common Stock then outstanding.

(5)	The entity owns warrants which provide that the number of shares of our Common Stock that may be acquired by any holder of the warrants upon exercise of the warrants is limited to the extent necessary to ensure that, following such exercise, the number of shares of our Common Stock then beneficially owned by such holder and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of the Exchange Act, does not exceed 4.95% of the total number of shares of our Common Stock then outstanding.

(6)	This entity owns warrants which provide that the number of shares of our Common Stock that may be acquired by any holder of the warrants upon exercise of the warrants is limited to the extent necessary to ensure that, following such exercise, the number of shares of our Common Stock then beneficially owned by such holder and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of the Exchange Act, does not exceed 9.95% of the total number of shares of our Common Stock then outstanding.

(7)	This entity owns warrants which provide that the number of shares of our Common Stock that may be acquired by any holder of the warrants upon exercise of the warrants is limited to the extent necessary to ensure that, following such exercise, the number of shares of our Common Stock then beneficially owned by such holder and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of the Exchange Act, does not exceed 4.99% of the total number of shares of our Common Stock then outstanding.

(8)	Based on information provided to us by the holder, North Sound Capital LLC is a related entity to North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC, and North Sound Legacy International Fund Ltd., and therefore, their holdings have been aggregated for purposes of this table. North Sound Capital’s beneficial ownership includes 1,991,186 shares of Common Stock issuable upon exercise of warrants and the effect of converting the 78 shares of Series D Preferred Stock into 331,915 shares of Common Stock and the effect of converting the 120 shares of Series E Preferred Stock into 240,000 shares of Common Stock. North Sound Capital LLC is the Investment Advisor to each of the related entities and Thomas McAuley is the sole Managing Member of North Sound Capital LLC and exercises voting and investment control over the securities beneficially owned by the related entities.

(9)	Based on information provided to us by the holder, Omicron Capital, L.P. is a related entity to Omicron Master Trust, and therefore, their holdings have been aggregated for purposes of this table. Omicron’s beneficial ownership includes 416,314 shares of Common Stock issuable upon exercise of warrants and the effect of converting the 150 shares of Series E Preferred Stock into 300,000 shares of Common Stock. Omicron Capital, L.P., a Delaware limited partnership (“Omicron Capital”), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda (“Omicron”), Omicron Capital, Inc., a Delaware corporation (“OCI”), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited (“Winchester”) serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our Common Stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of our Common Stock owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our Common Stock. Omicron Capital has delegated authority from the board of directors of Winchester regarding the portfolio management decisions with respect to the shares of Common Stock owned by Omicron and, as of April 18, 2005, Mr. Olivier H. Morali and Mr. Bruce T. Bernstein, officers of OCI, have delegated authority from the board of directors of OCI regarding the portfolio management decisions of Omicron Capital with respect to the shares of Common Stock owned by Omicron. By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the shares of our Common Stock owned by Omicron. Messrs. Morali and Bernstein disclaim beneficial ownership of such shares of our Common Stock and neither of such persons has any legal right to maintain such delegated authority. No other person has sole or shared voting or dispositive power with respect to the shares of our Common Stock owned by Omicron, as those terms are used for purposes under Regulation 13D-G of the Exchange Act.

(10)	Based on information provided to us by the holder, Raj Rajaratnam’s beneficial ownership includes 192,501 shares of Common Stock issuable upon exercise of warrants. Mr. Raj Rajaratnam’s is the Managing Member of Galleon Advisors, LLC, which is the General Partner of Galleon Healthcare Partners, LP and Galleon Captains Partners, LP, and therefore, Mr. Rajaratnam has sole voting control and dispositive power over the securities held by Galleon Healthcare Partners, LP and Galleon Captains Partners, LP. Mr. Rajaratnam is the Managing General Partner of Galleon Management, LP, which is the investment advisor of Galleon Healthcare Offshore, Ltd. and Galleon Captains Offshore, Ltd. and therefore has sole voting control and dispositive power over the securities held by Galleon Healthcare Offshore, Ltd. and Galleon Captains Offshore, Ltd.

(11)	Based on information provided to us by the holder, SDS Capital Group, SPC, Ltd.’s beneficial ownership includes 1,006,506 shares of Common Stock issuable upon exercise of warrants and the effect of converting the 79 shares of Series D Preferred Stock into 336,170 shares of Common Stock. SDS Management, LLC is the Investment Manager of SDS Capital Group SPC Ltd. Steve Derby is the sole Managing Member of SDS Management, LLC, and is the natural person who exercises voting and investment control over the securities beneficially owned by SDS Capital Group SPC Ltd.

(12)	Based on information provided to us by the holder, Xmark Asset Management, LLC, a New York limited liability company (“XAM”), serves as investment manager for each of Xmark Fund, L.P., a Delaware limited partnership (“Xmark LP”), and Xmark Fund, Ltd., a Cayman Islands exempted company (“Xmark Ltd”). In such capacity, XAM possesses the power to vote and direct the disposition of all securities held by Xmark LP and Xmark Ltd. As of April 18, 2005, Xmark LP is the holder of: (i) 559,995 shares of our Common Stock; (ii) warrants to purchase an aggregate of up to 168,000 shares of our Common Stock at an initial exercise price of $6.50 per share, subject to a provision that in no event shall such warrants be exercisable for shares of our Common Stock to the extent that the issuance of our Common Stock thereunder would result in the “beneficial ownership” (as that term is defined in the Securities Exchange Act of 1934, as amended) by Xmark LP, Xmark Ltd, or their affiliates, of more than 4.95% of the total number of shares of our Common Stock then outstanding; (iii) warrants to purchase an aggregate of up to 53,666 shares of our Common Stock at an exercise price of $10.00 per share, subject to a provision that in no event shall such warrants be exercisable for shares of our Common Stock to the extent that the issuance of our Common Stock thereunder would result in the beneficial ownership by Xmark LP, Xmark Ltd, or their affiliates, of more than 4.99% of the total number of shares of our Common Stock then outstanding; and (iv) 108 call options exercisable for 10,800 shares of our Common Stock at an exercise price of $10.00 per share. As of April 18, 2005, Xmark Ltd is the holder of: (i) 559,994 shares of our Common Stock; (ii) warrants which, subject to certain exercise restrictions contained therein, entitle Xmark Ltd to purchase an aggregate of up to 252,000 shares of our Common Stock at an exercise price of $6.50 per share, subject to a provision that in no event shall such warrants be exercisable for shares of common our Common Stock to the extent that the issuance of our Common Stock thereunder would result in the beneficial ownership by Xmark LP, Xmark Ltd, or their affiliates, of more than 4.95% of the total number of shares of our Common

Stock then outstanding; (iii) warrants to purchase an aggregate of up to 51,335 shares of our Common Stock at an exercise price of $10.00 per share, subject to a provision that in no event shall such warrants be exercisable for shares of our Common Stock to the extent that the issuance of our Common Stock thereunder would result in the beneficial ownership by Xmark LP, Xmark Ltd, or their affiliates, of more than 4.99% of the total number of shares of our Common Stock then outstanding; and (iv) 107 call options exercisable for 10,700 shares of our Common Stock at an exercise price of $10.00 per share.

      The following table sets forth information, about our shares of Common Stock that are or may be beneficially owned on April 18, 2005 (unless otherwise indicated) by (i) each Named Executive Officer (as defined on page 21); (ii) each of our directors and director nominees; and (iii) our directors and executive officers as a group. Unless otherwise noted, each stockholder has sole voting power and sole investment power with respect to the securities shown in the table below.

	Shares	Percent of Shares
Name of Beneficial Owner	Owned(1)	Outstanding

Named Executive Officers
Shrotriya, Rajesh(2)	882,676	5.4%
Lenaz, Luigi(3)	376,390	2.4%
Shyam Kumaria(4)	84,000	*
Directors/Director Nominees
Kessler, Ann(5)	152,000	*
Kessler, Armin(5)	152,000	*
Krassner, Stuart(6)	8,250	*
Maida, Anthony(6)	20,000	*
Mehta, Dilip(6)	27,000	*
Vida, Julius(6)	27,000	*
All Executive Officers and Directors as a group (9 persons)(7)	1,577,319	9.4%

*	less than 1%

(1)	Shares of Common Stock owned as of April 18, 2005 and shares of Common Stock subject to options and warrants currently exercisable or exercisable within 60 days of April 18, 2005, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

(2)	Includes 855,100 shares of our Common Stock subject to stock options held by Dr. Shrotriya, which are currently exercisable or exercisable within 60 days of April 18, 2005. The number does not include 200 shares of our Common Stock beneficially owned by Rick Shrotriya, Dr. Rajesh C. Shrotriya’s adult son, for which Dr. Shrotriya disclaims beneficial ownership.

(3)	Includes 303,850 shares of our Common Stock subject to stock options held by Dr. Luigi Lenaz, and 30,000 shares of our Common Stock subject to a currently exercisable option held by his wife, M. Dianne DeFuria, which are currently exercisable or exercisable within 60 days of April 18, 2005, as well as 5,750 shares subject to a currently exercisable warrant held by Dr. Lenaz.

(4)	Includes 80,000 shares of our Common Stock subject to stock options held by Mr. Kumaria, which are currently exercisable or exercisable within 60 days of April 18, 2005.

(5)	Includes 76,000 shares of our Common Stock subject to stock options held by each of Armin M. Kessler and Dr. Ann C. Kessler, which are currently exercisable or exercisable within 60 days of April 18, 2005. Armin M. Kessler and Dr. Ann C. Kessler are husband and wife.

(6)	Represents shares of our Common Stock subject to stock options which are currently exercisable or exercisable within 60 days of April 18, 2005.

(7)	Includes 1,502,450 shares of our Common Stock subject to stock options which are current exercisable or exercisable within 60 days of April 18, 2005.

EXECUTIVE OFFICERS

      The following table provides information regarding our Executive Officers, their ages, the year in which each first became an officer of the Company and descriptions of their backgrounds.

Name and Age

Rajesh C. Shrotriya, M.D. (61) Chairman of the Board, Chief Executive Officer and President	Information regarding Dr. Shrotriya is provided under “Proposal 1 — Election of Directors” on page 11 of this report.

Luigi Lenaz, M.D. (64) Chief Scientific Officer	Dr. Lenaz, has served as Chief Scientific Officer since February 2005. From November 2000 until February 2005, Dr. Lenaz served as the President of Spectrum’s Oncology Division. Prior to joining Spectrum Pharmaceuticals, Inc., he was Senior Vice President of Clinical Research and Medical Affairs from October 1997 to June 2000 of SuperGen, Inc., a NASDAQ listed pharmaceutical company dedicated to battling cancer. Previously, he was Senior Medical Director, Oncology Franchise Management for Bristol-Myers Squibb, a NYSE listed pharmaceutical company, from 1990 to 1997 and was Director, Scientific Affairs, Anti-Cancer for Bristol-Myers Squibb from 1978 to 1990. Dr. Lenaz was a Post Doctoral Fellow at both the Memorial Sloan-Kettering Cancer Center in New York and the National Cancer Institute in Milan, Italy. He received his medical training at the University of Bologna Medical School in Bologna, Italy.

Shyam Kumaria (55) Vice President Finance	Mr. Kumaria, has served as Vice President Finance since December 2003. From 1996 to 2003, he provided financial and management consulting services to private companies. From 1984 to 1996, he served in senior executive and management positions for several companies including Deloitte & Touche. Mr. Kumaria became a Chartered Accountant in London, England in 1973 and a Certified Public Accountant in 1978. He received an Executive MBA from Columbia University in 1984.

PROPOSAL 1 — ELECTION OF DIRECTORS

      As of the 2005 Annual Meeting, our Board of Directors will consist of five annually elected directors. The Nominating and Corporate Governance Committee nominated Stuart M. Krassner, Anthony E. Maida, Dilip J. Mehta, Rajesh C. Shrotriya and Julius A. Vida for election to the Board. Dr. Ann C. Kessler and Mr. Armin M. Kessler will not be standing for re-election to the Board. The Company is appreciative of Dr. and Mr. Kessler for their service on the Board and their many contributions to our progress over the years.

      On December 13, 2004, Stuart M. Krassner, Sc.D., Psy.D., was elected to the Board to fill the vacancy created by the passing of Dr. Paul Silverman in July 2004. Under Delaware law, a director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his successor is elected and qualified.

      Unless you specifically withhold authority in the attached proxy for the election of any of these directors, the persons named in the attached proxy will vote FOR the election of Drs. Krassner, Mehta, Shrotriya, and Vida and Mr. Maida. Each director will be elected to serve a one-year term expiring at the annual meeting in 2006 and until his or her successor has been duly elected and qualified, or until his or her earlier resignation or removal.

      Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the proxy holders will vote for the substitute nominee designated by the Board. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

      The following provides information regarding our nominees to the Board of Directors, their ages, the year in which each first became a director of the Company, their principal occupations or employment during the past five years and any family relationship with any other director or executive officer of the Company:

Stuart M. Krassner, Sc.D., Psy.D.	Dr. Krassner, 69, has been a director of Spectrum Pharmaceuticals, Inc. since December 2004 and was previously a member of our Scientific Advisory Board from 1996 to 2001. Dr. Krassner’s career spans four decades of experience in various positions at the University of California, Irvine (UCI), most recently as Professor of Developmental and Cell Biology at the School of Biological Sciences. While at UCI, he developed and reinforced FDA and NIH compliance procedures for UCI-sponsored human clinical trials, established UCI’s first Institutional Review Board, and at one time headed all contract and grant activities. Dr. Krassner has also been retained by a number of public and private pharmaceutical, medical device and other companies to provide scientific and regulatory advisory services, including FDA compliance. Dr. Krassner’s work has been published in numerous peer-reviewed U.S. journals. Dr. Krassner has been awarded grants from the National Institute of Health, the National Science Foundation and the World Health Organization. Dr. Krassner has been a member of the American Society of Protozoology, the American Society of Tropical Medicine and Hygiene, the Corporation of the Marine Biological Laboratories, Woods Hole, MA, and Sigma Xi, among others. Dr. Krassner received his Sc.D. from the Bloomberg School of Public Health at Johns Hopkins University. He holds a B.S. in Biology from Brooklyn College.

Anthony E. Maida, III, MA, MBA	Mr. Maida, 53, has been a director of Spectrum since December 2003. Mr. Maida has been the Acting Chairman of Dendri Therapeutics, Inc., a startup company focused on the clinical development of therapeutic vaccines for patients with cancer, since 2003. Additionally, Mr. Maida has been serving as Chairman, Founder and Director of BioConsul Drug Development Corporation since 1999, providing consulting services to large and small biopharmaceutical firms in the clinical development of oncology products and product acquisitions and to venture capital firms evaluating life science investment opportunities. Mr. Maida served as the President and Chief Executive Officer of Replicon NeuroTherapeutics, Inc., a biopharmaceutical company focused on the therapy of patients with tumors (both primary and metastatic) of the central nervous system (CNS) where he successfully raised financing from both venture capital and strategic investors and was responsible for all financial and operational aspects of the company, from June 2001 to July 2003. From 1999 to 2001, Mr. Maida held positions as Interim Chief Executive Officer for Trellis Bioscience, Inc., a private biotechnology company that addresses high clinical stage failure rates in pharmaceutical development, and CancerVax Corporation, a biotechnology company dedicated to the treatment of cancer. From 1992 until 1999, Mr. Maida served as President and CEO of Jenner Biotherapies, Inc., a biopharmaceutical company. From 1980 to 1992, Mr. Maida served in senior management positions with various companies including President and Chief Executive Officer of Cell Path, Inc., a biosciences company spe-

cializing in drug discovery and development, and Vice President Finance and Chief Financial Officer of Data Plan, Inc., a wholly owned subsidiary of Lockheed Corporation. Additionally, Mr. Maida currently works in the laboratory of Kit S. Lam, M.D., Ph.D., University of California, Medical Center, Department of Hematology and Oncology, where he is completing his doctoral work in immunology (advanced to Doctoral Candidacy). Mr. Maida serves on the Advisory Boards of EndPoint BioCapital, Sdn Bhd (Kuala Lumpur, Malaysia) and Innovera Life Science Fund and serves as a consultant and technical analyst for North Sound Capital, one of our large stockholders, and vFinance, both financial services companies. Additionally, Mr. Maida has been retained by Takeda Chemical Industries, Ltd. (Osaka, Japan) and Novel Bioventures to conduct corporate and technical due diligence on investment opportunities. Mr. Maida is a speaker at industry conferences and is a member of the American Society of Clinical Oncology, the American Association for Cancer Research, the Society of Neuro-Oncology, the International Society for Biological Therapy of Cancer, the American Association of Immunologists and the Society of Toxicology. Mr. Maida received a B.A. degree in Biology from San Jose State University 1977, received a B.A. Degree in History from University of Santa Clara 1975, a MBA from the University of Santa Clara 1978, and received a MA in toxicology from San Jose University 1986.

Dilip J. Mehta, M.D., Ph.D.	Dr. Mehta, 72, has been a director of Spectrum since June 2003 and member of our Scientific Advisory Board since 2001. Dr. Mehta has been self-employed as a pharmaceutical consultant since 1998. Dr. Mehta serves as a member of the Board of Directors of Esvee Pharmaceuticals, Pvt. Ltd. (Pune, India), and Bharat Serums & Vaccines Limited (Mumbai, India). Dr. Mehta is a current member of the Psychopharmacology Advisory Committee to the U.S. Food and Drug Administration. From 1982 until he retired in 1997, Dr. Mehta held a number of executive management positions with Pfizer Inc., a pharmaceutical company, including Senior Vice President, U.S. Clinical Research, with responsibility for clinical research (Phases 1, 2 and 3) including data processing and statistical analysis for Pfizer Inc.’s drugs in the U.S., as well as supervised submissions of NDA’s for Cardura, Norvasc, Zoloft, Zithromax, Diflucan, Unasyn, Trovan, Viagra, Geodon, and a number of other drugs/supplements. From 1993 until 1997, Dr. Mehta served as Chair, Efficacy Section for the Pharmaceutical Research and Manufacturers of America (‘PhRMA‘) in the International Conference on Harmonization and was a PhRMA topic leader for one of the Expert Working Group in Efficacy. From 1966 until 1982, Dr. Mehta held the position of Group Director, Clinical Research in the U.S. for Hoechst AG with supervision of Internal Medicine, Metabolic and Infectious Diseases and Cardiovascular groups. Dr. Mehta graduated from the University of Bombay, India, and holds an M.B.B.S. (Bachelor of Medicine and Bachelor of Surgery — equivalent to an M.D. degree in the U.S.), an M.D., and received a Ph.D. in

Pharmacology. Dr. Mehta was a Research Fellow in Clinical Pharmacology at Cornell University Medical College.

Rajesh C. Shrotriya, M.D.	Dr. Shrotriya, 61, has been Chairman of the Board, Chief Executive Officer and President since August 2002 and a director of Spectrum since June 2001. From September 2000 to August 2002, Dr. Shrotriya served as President and Chief Operating Officer of Spectrum. Dr. Shrotriya also serves as a member of the Board of Directors of Antares Pharma, Inc., a drug delivery systems company. Prior to joining Spectrum Pharmaceuticals, Inc., Dr. Shrotriya held the position of Executive Vice President and Chief Scientific Officer from November 1996 until August 2000, and as Senior Vice President and Special Assistant to the President from November 1996 until May 1997, for SuperGen, Inc., a publicly-held pharmaceutical company focused on drugs for life-threatening diseases, particularly cancer. From August 1994 to October 1996, Dr. Shrotriya held the positions of Vice President, Medical Affairs and Vice President, Chief Medical Officer of MGI Pharma, Inc., an oncology-focused biopharmaceutical company. Dr. Shrotriya spent 18 years at Bristol-Myers Squibb Company in a variety of positions most recently as Executive Director, Worldwide CNS Clinical Research. Previously, Dr. Shrotriya held various positions at Hoechst Pharmaceuticals, most recently as Medical Advisor. Dr. Shrotriya was an attending physician and held a courtesy appointment at St. Joseph Hospital in Stamford, Connecticut. In addition, he received a certificate for Advanced Biomedical Research Management from Harvard University. Dr. Shrotriya received his M.D. degree from Grant Medical College, Bombay, India, in 1974; his D.T.C.D. (Post Graduate Diploma in Chest Diseases) degree from Delhi University, V.P. Chest Institute, Delhi, India, in 1971; M.B.B.S. (Bachelor of Medicine and Bachelor of Surgery — equivalent to an M.D. degree in the U.S.) from the Armed Forces Medical College, Poona, India, in 1967; and a B.S. with Chemistry degree from Agra University, Aligarh, India, in 1962.

Julius A. Vida, Ph.D.	Dr. Vida, 76, has been a director of Spectrum since April 2003. Dr. Vida serves as a member of the Board of Directors of Medarex, Inc., a NASDAQ listed company focused on the discovery and development of human antibody-based therapeutic products, Orphan Medical, Inc., a NASDAQ listed company which acquires, develops and markets pharmaceutical products, CSS Albachem Ltd., (UK), a biotechnology company which produces chemically synthesized custom peptides and proteins, FibroGen, Inc., a pharmaceutical company, Osteo Screen, Inc., a pharmaceutical company which attempts to find new drugs to slow bone loss, and YM Biosciences, Inc. (Canada), a pharmaceutical development company that focuses on cancer therapeutics. Since 1993, Dr. Vida has been a self-employed pharmaceutical consultant with VIDA International Pharmaceutical Consultants. From 1975 until his retirement in 1993, Dr. Vida held various positions at Bristol-Myers Squibb and its predecessors. From 1991 to 1993, Dr. Vida was Vice President, Business Development, Licensing and Strategic Planning, and from 1985 to 1991, he was Vice President, Licensing.

Dr. Vida graduated from Pazmany Peter University, Budapest, Hungary, holds an M.S. and a Ph.D. in Organic Chemistry from Carnegie Institute of Technology, was a Postdoctoral Fellow at Harvard University, and holds an M.B.A. from Columbia University.

Director Compensation

      Cash Compensation. Each non-employee director receives an annual retainer of $20,000, $2,000 for each in-person Board of Directors meeting attended, $1,000 for each additional in-person Board of Director Meetings held on the day following an in-person Board Meeting and $1,000 for each telephonic Board of Director’s meeting attended.

      The Chairperson of our Audit Committee receives $3,000 for each committee meeting attended while the other committee members of the Audit Committee receive $1,000 for each committee meeting attended. The Chairperson of our Compensation Committee receives $1,000 for each committee meeting attended while the other committee members of the Compensation Committee receive $500 for each committee meeting attended. Each non-employee director serving as a member of our Placement Committee receives $250 per committee meeting or action by Unanimous Written Consent. Our directors are also reimbursed for certain expenses incurred in connection with attendance at Board meetings. Directors who are also employees of the Company receive no compensation for service as directors.

      Stock Options. On July 10, 2004, we granted to each non-employee director an option to purchase up to 20,000 shares of our Common Stock at $6.05 per share. These options vest in installments of 25% semi-annually beginning six months from the date of grant and have maximum ten-year terms. On January 3, 2005, we granted to each non-employee director, excluding Dr. Krassner who was elected to the Board in December 2004, an option to purchase up to 20,000 shares of our Common Stock at $6.66 per share. These options vest in installments of 25% annually beginning on the date of grant and have maximum ten-year terms. On March 14, 2005, we granted each of Dr. and Mr. Kessler an option to purchase up to 10,000 shares of our Common Stock at $6.92 per share, which options vest in their entirety on June 10, 2005 and on April 12, 2005, the Compensation Committee accelerated the vesting of all previously granted options to Dr. and Mr. Kessler that had not yet vested. The exercise price of all of the above options was the fair market value based upon the closing sale price of the Company’s Common Stock on the date prior to the grant.

Board Meeting Attendance

      Our Board of Directors met 6 times and acted 1 time by Unanimous Written Consent during 2004. During the year, overall attendance by incumbent directors averaged 97% at Board meetings and 99% at Committee meetings. Our policy is that every director is expected to attend in person the annual meeting of stockholders of the Company. If a director is unable to attend a meeting, he or she shall notify the Board and attempt to participate in the meeting telephonically, if possible. All of our then current Board members attended the 2004 Annual Stockholder Meeting.

Board Independence

      The Board has determined that each of Drs. Kessler, Krassner, Mehta and Vida and Messrs. Kessler and Maida are “independent” within the meaning of the NASDAQ Stock Market, Inc. (“NASDAQ”) director independence standards, as currently in effect. The Board further determined that Dr. Shrotriya is not independent due to his current employment as an executive officer of Spectrum.

BOARD COMMITTEES

      Our Board of Directors has standing Audit, Compensation, Placement and Nominating and Corporate Governance Committees.

Board Committee Membership

as of April 2005(1)

Nominating and
Corporate
	Audit	Compensation	Placement	Governance
Name	Committee	Committee	Committee	Committee

Ann C. Kessler(1)		**		*
Armin M. Kessler(1)	*			*
Stuart M. Krassner	*	*	*	*
Anthony E. Maida, III	**		*	*
Dilip J. Mehta	*	*	*	*
Rajesh C. Shrotriya			**
Julius A. Vida		*		*

   * Member.

  ** Chair.

(1)	Dr. Kessler and Mr. Kessler will not be standing for re-election to the Board.

      Audit Committee. The Audit Committee is currently comprised of Mr. Maida (Chair), Mr. Kessler, Dr. Krassner and Dr. Mehta, each of whom satisfies the NASDAQ and SEC rules for Audit Committee membership. The Audit Committee held 19 meetings during 2004. It acts pursuant to a written charter which is posted on the Company’s website at www.spectrumpharm.com. The Board of Directors has determined that Mr. Maida is an Audit Committee financial expert within the meaning of the SEC rules and satisfies the financial sophistication requirements of the NASDAQ Listing Standards. Principal responsibilities of the Audit Committee include but are not limited to:

•	Appointing, compensating, retaining and overseeing the work of the independent auditor;

•	Reviewing independence qualifications and quality controls of the independent auditor; and

•	Oversee and monitor internal controls, procedures, the audit function, accounting procedures and financial reporting process.

•	Reading and discussing with management and the independent auditor the annual audited, and quarterly audited, financial statements.

      Compensation Committee. The Compensation Committee is comprised of Drs. Kessler (Chair), Krassner, Mehta and Vida. The Compensation Committee’s responsibilities include, but are not limited to: reviewing and evaluating the Company’s compensation arrangements, reviewing the compensation philosophy of the Company, determining the compensation of the chief executive officer and other executive officers of the Company, and reviewing and approving bonus compensation plans, including stock option and employee stock purchase plans. The Compensation Committee held 6 meetings during 2004. It acts pursuant to a written charter which is posted on the Company’s website at www.spectrumpharm.com.

      Placement Committee. The Placement Committee is comprised of Drs. Shrotriya (Chair), Mehta, Krassner, and Mr. Maida. The Placement Committee has the delegated authority to act on behalf of the Board for approving and evaluating all issuances of securities of the Company, including the authority to set the terms of each security being issued, including, without limitation, Common Stock, warrants, Preferred Stock or other securities convertible into Common Stock. The Placement Committee took action by Unanimous Written Consent 6 times during 2004.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is comprised of Drs. Kessler, Krassner, Mehta, and Vida and Messrs. Kessler and Maida. The Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to: the identification and recommendation to nominees for election as directors by the stockholders, the identification and recommendation of candidates to fill any vacancies on the Board, and the recommendation to the Board of a set of corporate governance guidelines and principles applicable to the Company. The Nominating and Corporate Governance Committee met 1 time in 2004. It acts pursuant to a written charter which is posted on the Company’s website at www.spectrumpharm.com.

      In selecting and making recommendations to the Board for director nominees, the Nominating and Corporate Governance Committee may consider suggestions from many sources, including the Company’s stockholders. Any such director nominations, together with appropriate biographical information and qualifications, should be submitted by the stockholder(s) to the Chairman of the Nominating and Corporate Governance Committee of the Board of Directors, c/o Spectrum Pharmaceuticals, Inc., 157 Technology Drive, Irvine, CA 92618. Director nominees submitted by stockholders are subject to the same review process as director nominees submitted from other sources such as other Board members or senior management.

      The Nominating and Corporate Governance Committee will consider a number of factors when reviewing potential nominees for the Board. The factors which are considered by the Committee include, but are not limited to the following: the candidate’s ability and willingness to commit adequate time to Board and committee matters, the fit of the candidate’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company, the candidate’s personal and professional integrity, ethics and values, the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company, the candidate’s experience in the Company’s industry and with relevant social policy concerns, the candidate’s experience as a board member of another publicly held company, whether the candidate would be “independent” under applicable standards, whether the candidate has practical and mature business judgment, and the candidate’s academic expertise in an area of the Company’s operations.

      In identifying, evaluating and selecting future potential director nominees for election at each annual meeting of stockholders and nominees for directors to be elected by the Board to fill vacancies and newly created directorships, the Nominating and Corporate Governance Committee engages in a selection process. The Committee will consider as potential director nominees candidates recommended by various sources, including any member of the Board, any stockholder of the Company or senior management. The Committee may also hire a search firm if deemed appropriate. All potential new director nominees will be initially reviewed by the Chairman of the Committee, or in the Chairman’s absence, any other member of the Committee delegated to initially review director candidates. The reviewing Committee member will make an initial determination in his or her own independent business judgment as to the qualifications and fit of such director candidates based on the criteria set forth above. If the reviewing member determines that it is appropriate to proceed, the Chief Executive Officer and at least one member of the Committee will interview the prospective director candidate(s). The full Committee may interview the candidates as well. The Committee will provide informal progress updates to the Board and will meet to consider and recommend final director candidates to the entire Board. The Board determines which candidates are nominated or elected to fill a vacancy.

      Based in part upon Dr. Krassner’s affiliation with former director, Dr. Paul Silverman, and his association as a member of Spectrum’s Scientific Advisory Board between 1996 and 2001, Dr. Krassner was initially identified to the Nominating and Corporate Governance Committee by our Chief Executive Officer as a potential candidate to fill the vacancy on the Board created by the passing of Dr. Silverman. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board elected Dr. Krassner as a director to fill the vacancy in December 2004.

Communications with the Board

      Stockholders who wish to contact members of the Board may send email correspondence to: ir@spectrumpharm.com. If a stockholder would like to write to the Board, they may also send written correspondence to the following address: Spectrum Pharmaceuticals, Inc., Board of Directors, 157 Technology Drive, Irvine, CA 92618. Stockholders should provide proof of share ownership with their correspondence. It is suggested that stockholders also include contact information. All communications will be received and processed by the Investor Relations Office, and then directed to the appropriate member(s) of the Board. In general, correspondence relating to accounting, internal accounting controls or auditing matters will be referred to the Chairperson of the Audit Committee, with a copy to the Nominating and Corporate Governance Committee. All other correspondence will be referred to the Chairperson of the Nominating and Corporate Governance Committee. To the extent correspondence is addressed to a specific director or requires a specific director’s attention, it will be directed to that director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On April 21, 2004, we completed the sale in a private placement transaction to select institutional and other investors of 3,220,005 shares of our Common Stock at a purchase price of $7.75 per share, and five-year warrants, which are first exercisable in April 2005, to purchase up to 1,127,005 shares of our Common Stock at an exercise price of $10.00 per share, for aggregate proceeds of approximately $25 million. Pursuant to an investor rights agreement with the investors, we have filed a registration statement covering the Common Stock and the Common Stock issuable upon exercise of the warrants.

      Among the investors in this financing were the following entities that are current beneficial owners of more than 5% of the total number of outstanding shares of our Preferred Stock or Common Stock Entities related to North Sound Capital LLC, acquired 1,100,000 shares of our Common Stock and warrants to purchase up to 385,000 shares of our Common Stock for an aggregate purchase price of $8,525,000. Entities related to Omicron Capital, L.P., acquired 193,548 shares of our Common Stock and warrants to purchase up to 67,742 shares of our Common Stock for an aggregate purchase price of $1,499,997. SDS Capital Group, SPC, Ltd., acquired 200,000 shares of our Common Stock and warrants to purchase up to 70,000 shares of our Common Stock for an aggregate purchase price of $1,550,000. Xmark Fund, Ltd., and an entity related to Xmark Fund, L.P. acquired 300,000 shares of our Common Stock and warrants to purchase up to 105,001 shares of our Common Stock for an aggregate purchase price of $2,325,000.

      As part of a negotiated termination of a financial advisory agreement we entered into with SCO Financial Group LLC on February 1, 2003, we paid a finder’s fee of $1,075,000 to SCO Financial Group LLC in respect of our April 2004 financing and issued warrants to purchase up to 100,000 shares of our Common Stock in aggregate at a purchase price of $10.00 per share to SCO and four persons designated by SCO in respect of certain investors in the transaction originally introduced to us by SCO. A related entity of SCO is a former holder of more than 5% of a class of our voting securities.

      Pursuant to the terms of the Certificates of Designations of the Series D and E Preferred Stock and the warrants discussed above, the number of shares of our Common Stock that may be acquired by any holder of our Preferred Stock or the warrants upon any conversion or exercise, as applicable, is limited to the extent necessary to ensure that, following such conversion or exercise, the number of shares of our Common Stock then beneficially owned by such holder and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of the Exchange Act, does not exceed 4.95% of the total number of shares of our Common Stock then outstanding.

      Please see the table above under the Section titled “Stock Ownership” for more information on the above entities and their current holdings. In 2001, prior to his election to the Board of Directors in April 2003, Dr. Vida had participated as a consultant in the in-licensing of satraplatin from Johnson Matthey. Pursuant to his Consulting Agreement, which terminated in September 2001, Dr. Vida was paid an aggregate of $7,500 in success fees. He may become eligible for additional success fees equal to 3% of amounts paid by us under the license agreements, other than royalties, in the event the contingent milestone obligations to Johnson Matthey become payable. Such fees are unrelated to his services as a director.

CODE OF BUSINESS CONDUCT AND ETHICS

      We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions as required by the Sarbanes-Oxley Act of 2002. A copy of the Code of Business Conduct and Ethics will be provided to any person, without charge, upon oral request to (949) 788-6700 or upon written request to Investor Relations, Spectrum Pharmaceuticals, Inc., 157 Technology Drive, Irvine, CA 92618. Waivers from, and amendments to, if any, the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions, if any, will be posted on our website at www.spectrumpharm.com.

REPORT OF THE AUDIT COMMITTEE

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

      The Audit Committee of the Board of Directors operates pursuant to a written charter a copy of which is posted on our website at www.spectrumpharm.com. The Committee met 19 times during fiscal 2004 to fulfill its responsibilities. To ensure independence, the Audit Committee meets separately with the Company’s independent public accountants and members of management. All members of the Audit Committee are non-employee directors and satisfy the current NASDAQ Stock Market listing standards and SEC requirements with respect to independence, financial literacy and experience.

      The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s consolidated financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent auditor is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such consolidated financial statements with generally accepted accounting principles.

      In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2004, with management and the independent auditors. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company.

      Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Anthony E. Maida, III, MA, MBA, Chair

Armin M. Kessler, Esq.
Stuart M. Krassner. Sc.D., Psy.D.
Dilip J. Mehta, M.D., Ph.D.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

      The following summarizes audit and non-audit fees for the years ended December 31, 2004 and 2003.

	2004	2003

Audit Fees	$239,533	$145,700
Audit Related Fees	28,955	31,100
Tax Fees	6,400	6,400
All Other Fees	0	0

Total	$274,888	$183,200

      Kelly & Company. The fees billed (including estimations for services rendered but not yet billed) by Kelly & Company, our current independent public accountant, during or related to 2004 and 2003 were as follows:

•	Audit Fees. The aggregate fees billed for professional services rendered by Kelly & Company for the audit of the Company’s annual financial statements and the review of the financial statements included in the Company’s Quarterly Reports on Forms 10-Q for the year ended December 31, 2004 were $239,533, and for the year ended December 31, 2003 were $145,700.

•	Audit Related Fees. The aggregate fees billed for professional services rendered by Kelly & Company for assurance and related services that are reasonably related to the performance of the audit for the 2004 fiscal year were $28,955, and for the 2003 fiscal year were $31,100. Such fees primarily related to reviews of registration statements filed in connection with equity financings secured in 2003 and 2004.

•	Tax Fees. The aggregate fees billed for professional services rendered by Kelly & Company for tax returns and compliance were approximately $6,400 and related to both 2004 and 2003.

•	All Other Fees. The aggregate fees billed for services rendered by Kelly & Company, other than fees for the services referenced under the foregoing captions for both the 2003 and 2004 fiscal years were $0.

      All audit and permissible non-audit services by our independent accountant were pre-approved by our Audit Committee. Pursuant to its charter, the Audit Committee may establish pre-approval policies and procedures, subject to SEC and NASDAQ rules and regulations, to approve audit and permissible non-audit services, however, it has not yet done so. There will be representatives from Kelly & Company present at the 2005 Annual Meeting of Stockholders to make a statement if they desire to do so and to answer appropriate questions from stockholders.

REPORT OF THE COMPENSATION COMMITTEE

      The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

      The Compensation Committee is comprised of four directors each of whom is “independent” within the meaning of the NASDAQ director independence standards, a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee’s responsibilities include, but are not limited to: reviewing and evaluating the Company’s compensation arrangements, reviewing the compensation philosophy of the Company, determining the compensation of the chief executive officer and other executive officers of the Company, and reviewing and approving bonus compensation plans, including stock option and employee stock purchase plans.

      The Committee determines the compensation of the Company’s Chief Executive Officer independently, and the compensation of other executive officers in consultation with the Chief Executive Officer.

      Executive Officer Compensation Policy. The Committee’s executive compensation policies are designed to integrate executive compensation with the Company’s long-term goals, recognize and reward attainment of individual management objectives, and enable the Company to attract and retain professionals of the highest caliber. The Committee believes that a substantial portion of each executive’s compensation should be contingent upon the attainment by the executive of individual objectives and also dependent upon the Company’s overall performance, including both financial and qualitative factors. Accordingly, executives are eligible for annual bonuses and salary adjustments based upon varying levels of individual and Company performance.

      An overview of the determination of executive compensation follows:

•	General: The Compensation Committee evaluated the Company’s 2004 performance as excellent insofar as the Company continued to execute on its strategy that was initiated in late 2002. Some of the important goals accomplished during 2004 included the raising of over $25 million in equity financing, the launching of new clinical trials, the re-listing of the Company’s Common Stock on the NASDAQ National Market, the tight control of the Company’s burn rate and the expansion and diversification of the drug product portfolio, including the acquisition of a promising proprietary drug candidate and the filing of several abbreviated new drug applications for generic products. In light of the foregoing, certain compensation adjustments were made.

In evaluating the amount of individual adjustments the Committee engaged in November 2004 a nationally recognized independent compensation-consulting firm to provide compensation trends and compensation information for executive officers of our peer group of companies which are listed in the New Custom Composite Index included in the Comparison of Cumulative Total Returns Chart in this proxy statement.

•	Base Salary and Bonuses. The base salaries for 2004 for the executive officers were set at the end of 2003 based upon the factors that were discussed in our report in last year’s proxy statement. At the end of 2004, the compensation of each executive officer was reviewed by the Committee, with reference to the executive’s level of responsibility, experience and performance, the Company’s performance, and also by reference to salary ranges paid to executives with comparable duties in our peer group of companies. Based upon its review, the Committee increased the salary levels for 2005 of the Company’s Chief Scientific Officer from $280,500 to $310,000 and Vice President, Finance, from $200,000 to $220,000. In addition, the Committee awarded bonuses to both of the these executive officers for their outstanding performance in 2004 as detailed in the Executive compensation section of this proxy statement.

•	Stock Option Grants. The Committee endorses the position that granting stock options to the Company’s executive officers can be very beneficial to stockholders because it aligns management’s and stockholders’ interests in the enhancement of stockholder values. In addition, stock options are an important compensation tool to utilize in attracting and retaining high caliber professionals. For these reasons and the Company’s performance in 2004, the Committee granted stock options to executive officers in July 2004 and in January 2005.

•	Chief Executive Officer Compensation. The Committee subscribes to the notion that an emerging growth company, like Spectrum Pharmaceuticals, Inc., achieves success and ultimately substantial returns for its stockholders, based on the vision and dedication of its management team, especially its CEO. Dr. Rajesh C. Shrotriya, the Company’s Chief Executive Officer and President, set forth a new vision for Spectrum when he was appointed Chief Executive Officer in 2002 and the Committee believes he, and the team he has assembled, has done an excellent job in implementing that vision over the past two years. In addition, Dr. Shrotriya’s qualifications as a scientist and his ability to lead the Company and to manage its scientific programs and business strategy make him critical to the continued successful implementation of that vision. The Compensation Committee considered these factors as well as the same factors discussed above under “General” in setting the compensation of Dr. Shrotriya. The Committee also made reference to a survey of the compensation of chief executive officers of similarly sized companies in the pharmaceutical industry in order to ensure that the total compensation paid by the Company to Dr. Shrotriya, including salary, bonus, stock options, benefits and other compensation, was highly competitive. The Committee believes that a highly competitive compensation package is necessary because of the importance of a CEO to a small emerging growth company and in particular, one with the background, experience and track record of Dr. Shrotriya. Based upon its review, the Committee maintained the base salary of Dr. Shrotriya unchanged at $500,000 per annum for 2005. In recognition of his continued excellent performance during 2004, Dr. Shrotriya was awarded a cash bonus of $250,000 for 2004. In addition, on July 10, 2004 he was granted an option to purchase 450,000 shares of our Common Stock at an exercise price of $6.05 per share vesting every six months over two years and on January 3, 2005 was granted an option to purchase 500,000 shares of our Common Stock at an exercise price of $6.66 per share vesting annually in four equal amounts, with the first twenty-five percent vesting on the date of grant. More information is available in the Executive Compensation section of this proxy statement.

      Policy with Respect to Section 162(m). Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility, for Federal income tax purposes, of certain compensation paid to each of our five highest paid executives. In light of the Company’s significant net operating losses, Section 162(m) is not considered to be a significant factor for the foreseeable future.

Ann C. Kessler, Ph.D., Chair

Stuart M. Krassner, Sc.D., Psy.D.
Dilip J. Mehta, M.D., Ph.D.
Julius A. Vida, Ph.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee is comprised of Drs. Kessler, Krassner, Mehta and Vida. None of the members of the Board’s Compensation Committee is or has been an officer or employee of the Company. None of the Company’s executive officers has served as a director or Compensation Committee member of any other entity, any of whose executive officers served as a director or Compensation Committee member of our board of directors.

EMPLOYMENT AND SEVERANCE AGREEMENTS

      We have entered into employment agreements with two of our Named Executive Officers, Dr. Shrotriya and Dr. Lenaz. The agreements require each executive to devote his full working time and effort to the business and affairs of the Company during the term of the agreement. The agreements provide for an annual base salary with annual increases, periodic bonuses and option grants as determined by the Compensation Committee of our Board of Directors.

      Each officer’s employment may be terminated by us with or without cause as defined in the agreement. The agreements provide for certain guaranteed severance payments and benefits if the officer’s employment is terminated without cause, if the officer’s employment is terminated due to a change in control or is adversely affected due to a change in control and the officer resigns or if the officer decides to terminate his employment due to a disposition of a significant amount of assets or business units. The guaranteed severance payment includes a payment equal to the officer’s annual base salary and other cash compensation, and any approved bonus. The officer is also entitled to two years medical, dental and other benefits for two years following termination. In addition, all options held by the officer shall immediately vest and will be exercisable for one year from the date of termination; provided, however, if the Board determines that the officer’s employment is being terminated for the reason that the shared expectations of the officer and the Board are not being met, in the Board’s judgment, then the options currently held by the officer will vest in accordance with their terms for up to one year after the date of termination, with the right to exercise those options, when they vest, for approximately thirteen (13) months after the date of termination. The agreements also provide that, upon his retirement, all options held by the officer will become fully vested.

      Following termination of the officer’s employment, the officer shall be permitted to continue in his usual occupation and shall not be prohibited from competing with us except during the two (2) year severance period and in the specific industry market segments in which we compete and which represent twenty percent (20%) or more of our revenues.

      The following table sets forth information regarding the employment agreements for each Named Executive Officer, including each Named Executive Officer’s current base salary and each agreement’s ending date:

Name	Current Base Salary	Ending Date(1)

Rajesh C. Shrotriya	$500,000	December 31, 2005
Luigi Lenaz	$310,000	July 1, 2006

(1)	The employment agreement automatically renews for a one-year term unless either party gives written notice at least 90 days prior to the commencement of the next year of such party’s intent not to renew the agreement.

EXECUTIVE COMPENSATION — SUMMARY TABLE

      The following table sets forth information concerning total compensation during each of the past three fiscal years for services rendered to the Company earned or paid to the Chief Executive Officer, and the two executive officers whose annual salary and bonus exceeded $100,000 in fiscal year 2004 (the “Named Executive Officers”).

				Long Term
				Compensation
				Awards

		Annual Compensation		Securities
				Underlying
Name and Principal Position	Year	Salary	Bonus	Options (#)

Rajesh Shrotriya	2004	$500,000	$250,000	450,000
Chairman, Chief Executive	2003	318,000	500,000	440,000
Officer and President	2002	260,000	0	157,000

Luigi Lenaz	2004	280,500	60,000	150,000
President Oncology Division	2003	232,000	50,000	140,000
	2002	200,000	0	61,750

Shyam Kumaria(1)	2004	200,000	40,000	75,000
Vice President, Finance	2003	40,174		50,000

(1)	Employment commenced on December 8, 2003. Prior to that date, Mr. Kumaria worked as a consultant to the Company, for which he was paid $27,225.

OPTION GRANTS FOR FISCAL 2004

      The following table sets forth for the year ended December 31, 2004, the grants of our Common Stock options to the Named Executive Officers:

	Individual Grants					Potential Realizable Value
						at Assumed Annual Rates of
			% of Total			Stock Price Appreciation for
			Options Granted	Exercise		Option Term(1)
	Options Granted		to Employees in	Price	Expiration
Name	(No. of Shares)		Fiscal Year	($/Sh)	Date	5%	10%

Rajesh Shrotriya	450,000	(2)	38.2%	$6.05	07/10/14	$1,712,166	$4,338,964
Luigi Lenaz	100,000	(2)	8.5%	$6.05	07/10/14	380,481	964,214
	50,000	(3)	4.2%	$6.05	07/10/14	190,241	482,107
Shyam Kumaria	50,000	(2)	4.2%	$6.05	07/10/14	190,241	482,107
	25,000	(3)	2.1%	$6.05	07/10/14	95,120	241,054

(1)	The assumed 5% and 10% annual rates of stock price appreciation are for illustrative purposes only. Actual stock prices will vary from time to time based upon market factors and the Company’s financial performance. No assurance can be given that such rates will be achieved. Unless the market price of the Common Stock appreciates over the Option term, no value will be realized from the Option grants made to the Named Executive Officers.

(2)	These options vest in equal increments of 25% semi-annually from the date of grant and have a ten-year term.

(3)	These options vest as of the date of grant and have a ten-year term.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

YEAR END OPTION VALUES

      The following table sets forth information concerning our Common Stock option exercises during 2004 and year-end values as of December 31, 2004, for the Named Executive Officers.

			Number of Securities		Value of Unexercised
	No. of		Underlying Unexercised		In-the-Money Options
	Shares		Options at Year End		at Year End(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Rajesh Shrotriya	0	$0	617,600	454,000	$2,264,723	$274,500
Luigi Lenaz	0	0	253,850	100,300	884,296	61,000
Shyam Kumaria	0	0	55,000	70,000	29,050	39,700

(1)	Based upon the closing sale price of the our Common Stock on December 31, 2004, as reported by NASDAQ National Market, of $6.66 per common share.

EQUITY COMPENSATION PLAN INFORMATION

      The following table summarizes all equity compensation plans including those approved by security holders and those not approved by security holders, as of December 31, 2004.

	Number of		Number of Securities
	Securities to		Remaining Available
	be Issued		for Future Issuance
	Upon Exercise	Weighted-average	Under Equity
	of Outstanding	Exercise Price of	Compensation Plans
	Options,	Outstanding Options,	(excluding securities
Plan Category	Warrants or Rights	Warrants and Rights	reflected in column (a))

Equity compensation plans approved by security holders(1)	2,370,026	$7.97	2,071,055
Equity compensation plans not approved by security holders(2)	676,000	$6.45	0
Employee Stock Purchase Plan approved by security holders	N/A	N/A	9,444

Total	3,046,026	$7.64	2,080,499

(1)	Common Stock. We have three stock incentive plans: the 1991 Stock Incentive Plan (1991 Plan), the 1997 Stock Incentive Plan (1997 Plan) and the 2003 Amended and Restated Incentive Award Plan (2003 Plan), (collectively, the Plans). As of December 31, 2004, we are not granting any more options pursuant to the 1991 and 1997 Plans.

The 2003 Plan authorizes the grant, in conjunction with all of our other plans, of incentive awards, including stock options, for the purchase of up to a total of 30% of our issued and outstanding stock at the time of grant. Thus, the authorized and available shares may fluctuate over time.

(2)	The number represents 676,000 shares of Common Stock issuable upon exercise of warrants issued to non-employees of the Company under equity compensation plans approved by our Board of Directors that we believe are not required to be approved by our stockholders pursuant to the rules of the NASDAQ Stock Market. We issued these warrants in circumstances that enable us to adequately compensate, without the payment in cash, for outside consultant services, primarily placement agents who assist us in raising funds for our operations, in order to conserve our cash for operating activities. The number of securities remaining available for future issuance under these types of equity compensation plans is zero; however, the Board of Directors may approve additional issuance of warrants under circumstances that it decides are appropriate. These warrants are typically exercisable for five years and have equitable anti-dilution rights for stock splits, stock dividends, reclassifications, compulsory share exchanges, distributions of indebtedness, assets, rights, warrants or subscriptions, merger, consolidation, sale of assets, tender offer or other exchanges of the entire class of Common Stock.

The number does not include warrants issued to investors in connection with financing transactions. As of December 31, 2004, there were outstanding investor warrants to purchase up to an aggregate of 5,885,789 shares of our Common Stock, with a weighted average exercise price of $10.09.

Further details regarding warrants issued by the Company are included in footnotes 8 and 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

COMPARISON OF CUMULATIVE TOTAL RETURNS

      The following Cumulative Total Returns Chart does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates it by reference therein.

      The following graph compares the cumulative, five-year stockholder returns of our Common Stock with the stockholder returns of the Russell 2000 Indices, the Standard & Poor’s Small Cap 600 Index and two custom peer group index. We assumed equal investments of $100 in our Common Stock and each index on December 31, 1999.

	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04

Spectrum Pharmaceuticals Inc.	$100	$31	$28	$1	$3	$2
New Custom Composite Index (15 Stocks)	$100	$89	$85	$38	$53	$30
Old Custom Composite Index (8 Stocks)	$100	$116	$114	$73	$128	$96
S&P SmallCap 600	$100	$112	$119	$102	$141	$173
Russell 2000	$100	$97	$99	$79	$116	$138

      The Old Custom Composite Index consists of AVI Biopharma, Inc., Chiron Corp, Corixa Corp, Dendreon Corp (since 3Q00), Genta Inc., Imclone Systems Inc., MGI Pharma, Inc. and SuperGen Inc.

      The New Custom Composite Index consists of Allos Therapeutics Inc. (since 2Q00), AVI Biopharma, Inc., Avigen Inc., Cortex Pharmaceuticals Inc., Genta Inc., Immunomedics Inc., Kosan Biosciences Inc. (since 1Q01), La Jolla Pharmaceutial Co., Maxim Pharmaceuticals Inc., Neurobiological Technologies Inc.,Sangamo BioSciences Inc. (since 3Q00), Seattle Genetics Inc. (since 2Q01), SuperGen Inc., Targeted Genetics Corp., and Vical Inc. This new index of companies was chosen to provide the list of companies selected by the independent compensation consulting firm engaged by the Compensation Committee in November 2004 as the direct peer group companies to Spectrum.

Copyright © 2005, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and persons who beneficially own more than ten percent of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

      Based solely upon our review of the copies of reporting forms furnished to us, and written representations that no other reports were required, we believe that all filing requirements under Section 16(a) of the Exchange Act applicable to our directors, officers and any persons holding 10% or more of our Common Stock with respect to our fiscal year ended December 31, 2004, were satisfied on a timely basis.

OTHER MATTERS

      The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, the persons named in the enclosed proxy will have the discretion to vote on such matters in accordance with their best judgment.

      This proxy statement and the accompanying proxy card, together with a copy of our 2004 Annual Report, is being mailed to our stockholders on or about May 20, 2005. You may also obtain a complete copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, with all Exhibits filed therewith, from the Securities and Exchange Commission’s web site at www.sec.gov under EDGAR filings. The Company will provide to you a copy of its Form 10-K by writing the Company at 157 Technology Drive, Irvine, California, 92618, Attn: Investor Relations. Exhibits filed with our Form 10-K will be provided upon written request, in the same manner noted above, at a nominal per page charge. Information on our website, other than our proxy statement and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

ADDITIONAL INFORMATION

      Stockholder Proposals for the 2006 Annual Meeting. Under Rule 14a-8 of the Exchange Act, any stockholder desiring to include a proposal in the Company’s proxy statement with respect to the 2006 Annual Meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than January 20, 2006, in order to be considered for inclusion in the Company’s proxy statement relating to such Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, and the eligibility of persons entitled to have such proposals included, are regulated by the Exchange Act, the Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

      In addition, pursuant to our Bylaws, any stockholder desiring to submit a proposal for action or nominate one or more persons for election as directors at the 2006 Annual Meeting of Stockholders must submit a notice of the proposal to the Company between March 12, 2006 and April 11, 2006, or else it will be considered untimely and ineligible to be properly brought before the meeting. However, if our 2006 Annual Meeting of Stockholders is not held between May 11, 2006 and August 9, 2006, under our Bylaws, this notice must be provided not earlier than the ninetieth day prior to the 2006 Annual Meeting of Stockholders and not later than the close of business on the later of (a) the sixtieth day prior to the 2006 Annual Meeting or (b) the tenth day following the date on which notice of the date of the 2006 Annual Meeting is first mailed to stockholders or otherwise publicly disclosed.

      All such proposals and notices should be directed to Investor Relations, Spectrum Pharmaceuticals, Inc., 157 Technology Drive, Irvine, CA 92618.

      Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. We have retained Georgeson Shareholder Communications Inc. (“Georgeson”), 17 State Street, New York, New York 10004, to aid in the

solicitation. For these services, we will pay Georgeson a fee of $7,500 and reimburse them for certain out-of-pocket disbursements and expenses. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

By Order of the Board of Directors

Shyam K. Kumaria
Vice President, Finance and Secretary

April 29, 2005

▼ DETACH PROXY CARD HERE ▼

1. Election of Directors:	☐	FOR all nominees listed below (except as indicated to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Stuart M. Krassner, Anthony E. Maida, III, Dilip J. Mehta, Rajesh C. Shrotriya and Julius A. Vida.
(INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee’s name in the space provided below.)

This Proxy confers discretionary authority to vote on any other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement (with all enclosures and attachments) dated April 29, 2005.

  ☐ I /we plan to attend the Annual Meeting of Stockholders.

Dated:		, 2005

Signature

Signature if held jointly

Please date this Proxy and sign it exactly as your name or names appear hereon. When shares are held by two or more persons, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

Please mark, sign, date and return this Proxy promptly using the enclosed envelope. If your address is incorrectly shown, please print changes.

Please Detach Here
▼	You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope	▼

SPECTRUM PHARMACEUTICALS, INC.
157 Technology Drive
Irvine, California 92618

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SPECTRUM PHARMACEUTICALS, INC.

The undersigned hereby appoints Dr. Rajesh C. Shrotriya and Shyam K. Kumaria, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all the shares of SPECTRUM PHARMACEUTICALS, INC. which the undersigned is entitled to vote at the 2005 Annual Meeting of Stockholders to be held at the Company’s corporate office located at 157 Technology Drive, Irvine, California, 92618, on June 10, 2005, at 1:30 P.M., and at any and all adjournments or postponements thereof, as follows:

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY